Exhibit 99.1

Penn Virginia Reports Third Quarter 2019 Results
--- Exceeded Mid-point of Third Quarter Production Guidance ---
--- Expects to Drill Within Cash Flow in Fourth Quarter 2019 ---

HOUSTON, November 7, 2019 (GLOBE NEWSWIRE) -- Penn Virginia Corporation (“Penn Virginia” or the “Company”) (NASDAQ:PVAC) today announced its financial and operational results for the third quarter 2019.

Significant Operational and Financial Highlights

•	Produced 29,003 barrels of oil equivalent per day (“BOEPD”) (73% crude oil) for the third quarter of 2019;

•	Reported net income of $54.4 million, or $3.59 per diluted share, and adjusted net income(1) of $29.8 million, or $1.97 per diluted share, for the third quarter of 2019;

•	Generated adjusted EBITDAX(2) of $87.1 million for the third quarter of 2019; and

•	Realized oil price of $57.12 per barrel, a $0.68 per barrel premium over the West Texas Intermediate (“WTI”) average price for the third quarter of 2019.
John A. Brooks, President and Chief Executive Officer of Penn Virginia commented, “We reported another solid quarter with production exceeding the mid-point of guidance, low total cash direct operating costs, and strong cash margins. This resulted in higher adjusted EBITDAX(2) both sequentially and year-over-year, despite lower realized pricing over the same periods.”
Mr. Brooks continued, “Generating sustainable free cash flow remains Penn Virginia’s top priority and we continue to focus on driving down our capital costs and increasing operational efficiencies. During the third quarter, we successfully turned in-line 18.3 net wells, which was 4.8 net wells - or more than 35% - higher than previously anticipated as a result of our strong drilling and completion performance during the quarter. Given these additional wells were brought on-line late in the period, we have momentum heading into the fourth quarter. Combined with our ongoing cost reduction efforts and operational enhancement initiatives, we expect to drill within cash flow in the fourth quarter of 2019. More importantly, we expect to generate free cash flow in 2020.”
Third Quarter 2019 Operating Results
Total production increased approximately 27% from the third quarter of 2018 to 2.668 million barrels of oil equivalent (“MMBOE”), or 29,003 BOEPD (73% crude oil). Penn Virginia turned to sales 20 gross (18.3 net) wells during the third quarter of 2019, which is 4.8 net wells more than originally planned.
Third Quarter 2019 Financial Summary
Adjusted cash direct operating expenses(3), which consist of LOE, gathering, processing, and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, were $31.7 million, or $11.88 per BOE, in the third quarter of 2019.  Total G&A expenses for the third quarter of 2019 were $6.9 million, or $2.58 per BOE, which included $1.0 million of non-cash share-based compensation.  For the third quarter of 2019, adjusted cash general and administrative expenses, which excludes non-cash share-based compensation(4), were $2.18 per BOE. LOE was $4.45 per BOE.
Net income for the third quarter of 2019 was $54.4 million, or $3.59 per diluted share, compared to net income of $16.3 million, or $1.06 per diluted share, in the third quarter of 2018.  Adjusted net income(1) was $29.8 million, or $1.97 per diluted share in the third quarter of 2019, versus $41.7 million, or $2.72 per diluted share, in the third quarter of 2018.
Adjusted EBITDAX(2) was $87.1 million in the third quarter of 2019, compared to $85.1 million in the third quarter of 2018.
Hedging Update
Penn Virginia enters into oil hedges on a portion of its production to help mitigate commodity price risk.
The table below sets forth Penn Virginia’s current oil hedge positions:

	WTI - Oil Volumes (Bbls Per Day)	WTI - Average Swap Price ($/barrel)	LLS - Oil Volumes (Bbls Per Day)	LLS - Average Swap Price ($/barrel)	MEH - Oil Volumes (Bbls Per Day)	MEH - Average Swap Price ($/barrel)
Q4 2019	11,400	$55.97	5,000	$59.17	1,000	$64.00
2020	10,100	$54.97	—	$—	2,000	$61.03

Balance Sheet and Liquidity
During the third quarter of 2019, the Company incurred $99.1 million of capital expenditures (excluding acquisitions), of which 98% was associated with drilling and completion capital.
As of September 30, 2019, Penn Virginia had cash of $11.4 million and total debt of $570.4 million, including borrowings under its revolving credit facility of $370.4 million. Liquidity was $140.6 million, including cash and $129.2 million available under the Company’s revolving credit facility. As of September 30, 2019, the Company’s net debt to adjusted EBITDAX ratio was approximately 1.7x(5).
Acreage and Drilling Inventory
As of September 30, 2019, the Company had approximately 100,200 gross (87,300 net) acres.  Penn Virginia’s acreage is approximately 91% held by production.
Penn Virginia had an estimated 500 gross (440 net) drilling locations on September 30, 2019, of which 100% are Company-operated.
Outlook
The Company is committed to maintaining financial discipline and a strong balance sheet.  Penn Virginia is targeting year-over-year production growth of approximately 25% to 30% for 2019, assuming a two-rig development program. The Company currently plans on maintaining its two-rig program throughout 2020.
The table below sets forth the Company’s operational and financial guidance:

Exhibit 99.1

	2019	% Oil

Production (BOEPD)	27,400 - 27,700	74%

Realized Price Differentials
Oil (WTI, per barrel)	$0.00 - $1.00
Natural gas (Henry Hub, per MMBtu)	$(0.10) - $0.10

Direct Operating Expenses
Lease operating expenses (per BOE)	$4.10 - $4.60
GPT expenses (per BOE)	$2.25 - $2.75
Ad valorem and production taxes (percent of product revenue)	6.25% - 6.50%
Cash G&A expenses (per BOE)	$2.00 - $2.50

Capital Expenditures (millions)	$350 - $360
The Company’s capital guidance (excludes acquisitions) was increased due to faster than expected drilling and an acquisition, which increased Penn Virginia's working interest in several wells that were recently drilled. Penn Virginia anticipates having five (gross) drilled but not yet completed wells on December 31, 2019.
Third Quarter 2019 Conference Call
A conference call and webcast discussing third quarter 2019 financial and operational results is scheduled for Friday, November 8, 2019 at 11:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (877) 270-2148 (international: (412) 902-6510) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.
An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from November 8, 2019 through November 15, 2019, by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 10133891.
About Penn Virginia Corporation
Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.
Cautionary Statements Regarding Reserves
The estimates and guidance presented in this release are based on assumptions of capital expenditure levels, prices for oil, natural gas, and NGLs, current indications of supply and demand for oil, well results and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, operational and regulatory risks and uncertainties and are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K, which are incorporated herein.
Forward-Looking Statements
This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include,  words such as “anticipate,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” "future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to potential and completed acquisitions, including related costs and our ability to realize their expected benefits; our ability to satisfy our short-term and long-term liquidity needs, including our inability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; the decline in and volatility of expected and realized commodity prices for oil, NGLs, and natural gas; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key employees; our reliance on a limited number of customers and a particular region for substantially all of our revenues and production; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; uncertainties relating to general domestic and international economic and political conditions; the impact and costs associated with litigation or other legal matters; and other risks set forth in our filings with the SEC. Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Footnotes

(1)
Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(2)
Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(3)
Adjusted direct operating expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(4)
Adjusted cash general and administrative expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

(5)	The calculation is based on the last 12 months.

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
and SELECTED OPERATING STATISTICS - unaudited
(in thousands, except per share, production and price data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Revenues
Crude oil	$110,618	$114,031	$117,059	$319,461	$290,033
Natural gas liquids (NGLs)	3,546	3,502	5,976	12,596	14,455
Natural gas	4,215	5,290	3,768	13,782	10,470
Total product revenues	118,379	122,823	126,803	345,839	314,958
Gain on sales of assets, net	77	16	2	118	81
Other revenues, net	848	(72)	380	1,342	937
Total revenues	119,304	122,767	127,185	347,299	315,976
Operating expenses
Lease operating	11,868	10,362	9,898	33,234	25,924
Gathering, processing and transportation	6,600	6,408	4,928	16,937	12,861
Production and ad valorem taxes	7,401	7,579	7,152	20,672	17,039
General and administrative	5,830	5,215	5,134	17,072	14,476
Total cash direct operating expenses	31,699	29,564	27,112	87,915	70,300
Share-based compensation - equity classified awards	1,046	1,017	1,021	3,101	3,472
Depreciation, depletion and amortization	46,519	44,298	35,016	129,687	88,370
Total operating expenses	79,264	74,879	63,149	220,703	162,142
Operating income	40,040	47,888	64,036	126,596	153,834
Other income (expense)
Interest expense, net	(8,736)	(9,056)	(7,322)	(27,270)	(18,073)
Derivatives	24,248	13,603	(40,689)	(30,166)	(111,725)
Other, net	(248)	8	241	(134)	167
Income before income taxes	55,304	52,443	16,266	69,026	24,203
Income tax benefit (expense)	(942)	(818)	10	(1,736)	(153)
Net income	$54,362	$51,625	$16,276	$67,290	$24,050

Net income per share:
Basic	$3.60	$3.42	$1.08	$4.45	$1.60
Diluted	$3.59	$3.40	$1.06	$4.44	$1.57

Weighted average shares outstanding:
Basic	15,110	15,106	15,062	15,105	15,054
Diluted	15,160	15,162	15,344	15,165	15,278

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Production
Crude oil (MBbls)	1,937	1,821	1,633	5,409	4,259
NGLs (MBbls)	415	389	267	1,119	700
Natural gas (MMcf)	1,899	1,947	1,248	5,377	3,734
Total (MBOE)	2,668	2,534	2,108	7,425	5,581
Average daily production (BOEPD)	29,003	27,845	22,912	27,196	20,444

Prices
Crude oil ($ per Bbl)	$57.12	$62.63	$71.67	$59.06	$68.10
NGLs ($ per Bbl)	$8.54	$9.01	$22.41	$11.25	$20.64
Natural gas ($ per Mcf)	$2.22	$2.72	$3.02	$2.56	$2.80
Aggregate ($ per BOE)	$44.37	$48.47	$60.15	$46.58	$56.43

Prices - Adjusted for derivative settlements
Crude oil ($ per Bbl)	$56.90	$58.07	$62.36	$58.26	$59.84
Aggregate ($ per BOE)	$44.21	$45.20	$52.94	$46.00	$50.13

Exhibit 99.1

PENN VIRGINIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited
(in thousands)

	September 30,	December 31,
	2019	2018
Assets
Current assets	$101,178	$126,430
Net property and equipment	1,099,144	927,994
Other noncurrent assets	11,458	14,530
Total assets	$1,211,780	$1,068,954

Liabilities and shareholders' equity
Current liabilities	123,283	104,691
Other noncurrent liabilities	9,394	5,533
Total long-term debt, net	562,445	511,375
Total shareholders' equity	516,658	447,355
Total liabilities and shareholders' equity	$1,211,780	$1,068,954

PENN VIRGINIA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Cash flows from operating activities
Net income	$54,362	$51,625	$16,276	$67,290	$24,050
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation, depletion and amortization	46,519	44,298	35,016	129,687	88,370
Derivative contracts:
Net losses (gains)	(24,248)	(13,603)	40,689	30,166	111,725
Cash settlements, net	(423)	(8,301)	(15,214)	(4,330)	(35,191)
Deferred income tax expense	942	818	(10)	2,972	153
Gain on sales of assets, net	(77)	(16)	(2)	(118)	(81)
Non-cash interest expense	796	827	865	2,544	2,509
Share-based compensation (equity-classified)	1,046	1,017	1,021	3,101	3,472
Other, net	13	13	12	39	38
Changes in operating assets and liabilities	10,921	8,425	(6,166)	12,862	(2,140)
Net cash provided by operating activities	89,851	85,103	72,487	244,213	192,905
Cash flows from investing activities
Acquisitions, net	(5,956)	—	1,448	(5,956)	(85,387)
Capital expenditures	(115,792)	(89,455)	(121,909)	(291,733)	(323,259)
Proceeds from sales of assets, net	186	11	5,464	215	7,989
Net cash used in investing activities	(121,562)	(89,444)	(114,997)	(297,474)	(400,657)
Cash flows from financing activities
Proceeds from credit facility borrowings	30,400	20,000	39,000	62,400	205,500
Repayment of credit facility borrowings	—	(5,000)	—	(13,000)	—
Debt issuance costs paid	(98)	(2,518)	—	(2,616)	(754)
Net cash provided by financing activities	30,302	12,482	39,000	46,784	204,746
Net increase (decrease) in cash and cash equivalents	(1,409)	8,141	(3,510)	(6,477)	(3,006)
Cash and cash equivalents - beginning of period	12,796	4,655	11,521	17,864	11,017
Cash and cash equivalents - end of period	$11,387	$12,796	$8,011	$11,387	$8,011

Exhibit 99.1

PENN VIRGINIA CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Reconciliation of GAAP “Net income” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income adjusted to include net cash settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, net gains and losses on the sales of assets, acquisition, divestiture and strategic transaction costs, executive retirement costs, other net items and alternative minimum tax credit adjustments. We believe that Non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income non-GAAP is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(in thousands, except per share amounts)
Net income	$54,362	$51,625	$16,276	$67,290	$24,050
Adjustments for derivatives:
Net losses (gains)	(24,248)	(13,603)	40,689	30,166	111,725
Cash settlements, net	(423)	(8,301)	(15,214)	(4,330)	(35,191)
Gain on sales of assets, net	(77)	(16)	(2)	(118)	(81)
Acquisition, divestiture and strategic transaction costs	—	76	44	800	531
Executive retirement costs	—	—	—	—	250
Other, net	228	—	(80)	228	(80)
Alternative minimum tax credit adjustments to income taxes, net	—	—	(10)	—	153
Adjusted net income	$29,842	$29,781	$41,703	$94,036	$101,357

Net income, per diluted share	$3.59	$3.40	$1.06	$4.44	$1.57
Adjusted net income, per diluted share	$1.97	$1.96	$2.72	$6.20	$6.63

Exhibit 99.1

Reconciliation of GAAP “Net income” to Non-GAAP “Adjusted EBITDAX”
Adjusted EBITDAX represents net income before interest expense, income taxes, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net cash settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, divestiture and strategic transaction costs, executive retirement costs and other items. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(in thousands, except per unit amounts)
Net income	$54,362	$51,625	$16,276	$67,290	$24,050
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense, net	8,736	9,056	7,322	27,270	18,073
Income tax (benefit) expense	942	818	(10)	1,736	153
Depreciation, depletion and amortization	46,519	44,298	35,016	129,687	88,370
Share-based compensation expense (equity-classified)	1,046	1,017	1,021	3,101	3,472
Gain on sales of assets, net	(77)	(16)	(2)	(118)	(81)
Adjustments for derivatives:
Net losses (gains)	(24,248)	(13,603)	40,689	30,166	111,725
Cash settlements, net	(423)	(8,301)	(15,214)	(4,330)	(35,191)
Adjustment for special items:
Acquisition, divestiture and strategic transaction costs	—	76	44	800	531
Executive retirement costs	—	—	—	—	250
Other, net	228	—	(80)	228	(80)
Adjusted EBITDAX	$87,085	$84,970	$85,062	$255,830	$211,272

Adjusted EBITDAX per BOE	$32.64	$33.53	$40.35	$34.46	$37.85

Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per BOE”
Adjusted direct operating expenses and adjusted direct operating expenses per BOE are a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per BOE is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(in thousands, except per unit amounts)
Operating expenses - GAAP	$79,264	$74,879	$63,149	$220,703	$162,142
Less:
Share-based compensation - equity-classified awards	(1,046)	(1,017)	(1,021)	(3,101)	(3,472)
Depreciation, depletion and amortization	(46,519)	(44,298)	(35,016)	(129,687)	(88,370)
Total cash direct operating expenses	31,699	29,564	27,112	87,915	70,300
Significant special charges:
Acquisition, divestiture and strategic transaction costs	—	(76)	(44)	(800)	(531)
Executive retirement costs	—	—	—	—	(250)
Non-GAAP Adjusted direct operating expenses	$31,699	$29,488	$27,068	$87,115	$69,519

Total cash direct operating expenses per BOE	$11.88	$11.67	$12.86	$11.84	$12.60
Non-GAAP Adjusted direct operating expenses per BOE	$11.88	$11.64	$12.84	$11.73	$12.46

Exhibit 99.1

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(in thousands, except per unit amounts)
General and administrative expenses - direct	$5,830	$5,215	$5,134	$17,072	$14,476
Share-based compensation - equity-classified awards	1,046	1,017	1,021	3,101	3,472
GAAP General and administrative expenses	6,876	6,232	6,155	20,173	17,948
Less: Share-based compensation - equity-classified awards	(1,046)	(1,017)	(1,021)	(3,101)	(3,472)
Significant special charges:
Acquisition, divestiture and strategic transaction costs	—	(76)	(44)	(800)	(531)
Executive retirement costs	—	—	—	—	(250)
Adjusted cash-based general and administrative expenses	$5,830	$5,139	$5,090	$16,272	$13,695

GAAP General and administrative expenses per BOE	$2.58	$2.46	$2.92	$2.72	$3.22
Adjusted cash general and administrative expenses per BOE	$2.18	$2.03	$2.41	$2.19	$2.45

Contact
Clay Jeansonne
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@pennvirginia.com